UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2014

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-184491	90-0794304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 South Post Oak Lane, Suite 405, Houston, Texas 77056
(Address of principal executive offices and Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement.

First Amendment to the Amended and Restated Limited Liability Company Agreement

On February 10, 2014, U.S. Well Services, LLC (the “Company”) adopted a First Amendment to the Amended and Restated Limited Liability Company Agreement of the Company (the “First Amendment to Company Agreement”), which was approved by ORB Investments, LLC (the “Sponsor”) and made effective as of October 18, 2013 (the “Effective Date”).  Pursuant to the First Amendment to Company Agreement a new series of membership interest units were issued and created designated as “Series E Units.”The Company, the Sponsor and ORB Investments No. 2, LLC (“ORB 2” and together with the Sponsor, the “Series E Investors”) previously entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Series E Investors agreed to contribute $14 million to the Company in exchange for Series E Units of the Company (the “Series E Issuance”).  The Series E Investors contributed the $14 million in cash on October 13, 2013 (the “Series E Cash Contribution”).

Pursuant to the terms of the First Amendment to Company Agreement, 663,195 Series E Units were issued to the Series E Investors in exchange for the Series E Cash Contribution.  Distributions are made 100% to the holders of the Series E Units until satisfaction of the “Series E Preference Amount” (i) only after full redemption of the Series A Units and (ii) before any distributions may be made on the Series B, C or D Units.  Once the “Series E Preference Amount” for all Series E Units is reduced to zero, distributions are made on the Series B, C, D and E Units in accordance with their percentage interests in the Company.  The “Series E Preference Amount” is the amount that is distributable to the holder of each Series E Unit to provide such holder with a return of its initial capital contribution, less $0.01 per unit, plus 13.00% per unit compounded semi-annually on the initial capital contribution, less $0.01 per unit.

The foregoing description of the First Amendment to Company Agreement is qualified in its entirety by reference to the First Amendment to Company Agreement, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 3.02Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued the Series E Units pursuant to the First Amendment to Company Agreement, with such issuance effective as of the date of the Series E Cash Contribution. The Series E Issuance resulted in aggregate gross proceeds to the Company of approximately $14 million.

The sale of securities in the Series E Issuance was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Section 4(2) of the Securities Act, as a transactions by an issuer not involving a public offering.

Item 9.01  Financial Statements and Exhibits.

3.1First Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

9
U.S. WELL SERVICES, LLC

Date:	February 10, 2014	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

Exhibit Index

3.1First Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 10, 2014